Exhibit 99.2

NEWS RELEASE

C&J ENERGY SERVICES SUCCESSFULLY COMPLETES FINANCIAL RESTRUCTURING,

EMERGES FROM CHAPTER 11 BANKRUPTCY AND ADOPTS STOCKHOLDER RIGHTS PLAN

HOUSTON, TEXAS, January 6, 2017 – C&J Energy Services, Inc. (as successor to C&J Energy Services Ltd. (“Legacy C&J”), and together with its subsidiaries, “C&J” or the “Company”) today announced that effective as of January 6, 2017, the Company has successfully completed its financial restructuring and emerged from Chapter 11 bankruptcy, having satisfied all of the conditions to the effectiveness of its plan of reorganization (the “Plan”). Through this financial restructuring, C&J has significantly improved its financial position by eliminating approximately $1.4 billion of debt from its balance sheet, as well as more than $80 million of annual interest expense.

President and Chief Executive Officer Don Gawick commented, “This is truly a great day for C&J Energy Services. We are so pleased to be emerging from Chapter 11 and moving forward with a stronger financial foundation. I would like to thank our lenders, the members of our outgoing board of directors, and all the financial, legal and restructuring advisors who worked so diligently to achieve the successful conclusion of the restructuring process. The Company’s de-levered balance sheet and enhanced liquidity position is an outstanding resolution for our stakeholders, and strongly positions C&J to expand our business as the commodity price environment improves and the industry rebounds. I would also like to thank our customers and vendors for their continued loyalty and support to the Company throughout the restructuring process.

“Most importantly, I would like to thank all of our employees for their continued hard work, sacrifice and dedication to the Company. We are fortunate to have the best employees in the industry, and the successful and efficient completion of this financial restructuring is a testament to their hard work. Throughout the process, we continued to operate at the highest standards of safety and service quality. I can’t thank them enough for all of their efforts to better position C&J for the future. Our employees will continue to be the backbone of our long-term success as we begin C&J’s next chapter.”

Effective today, the Company has entered into a new $100 million revolving credit facility and paid off outstanding amounts under its prior debtor-in-possession facility with proceeds from a $200 million equity rights offering. Combining its cash balance after emergence with the available borrowing capacity under the new credit facility, the Company is exiting its restructuring with over $220 million of total liquidity.

New Board of Directors

In accordance with the Plan, a newly constituted Board of Directors (the “Board”) was appointed today, consisting of Patrick Murray (Chairman), Stuart Brightman, John Kennedy, Steven Mueller, Michael Roemer and Michael Zawadzki, in addition to Don Gawick, C&J’s President and Chief Executive Officer. Additional information about the Company’s new directors may be found on C&J’s website at www.cjenergy.com.

Mr. Gawick commented, “I am honored to serve on the new Board of Directors with such a distinguished group of directors whose diverse knowledge and experience will serve our Company well for many years to come. I am confident that each of our new directors will bring a fresh perspective to our organization, and we will all benefit from their guidance as we embark on the next chapter for C&J.”

Issuance of New Securities

Effective immediately, Legacy C&J common stock will be cancelled pursuant to the Plan. The Company issued seven-year warrants to former holders of Legacy C&J common stock, based on their pro rata share of Legacy C&J common stock as of January 6, 2017, exercisable for up to an aggregate of 2% of the Company’s new common stock (the “New Common Stock”) at a strike price of $1.55 billion.

C&J will have approximately 55.5 million shares of New Common Stock outstanding after the reorganization, which will be issued to certain holders of Legacy C&J’s secured debt claim in accordance with the debt-for-equity conversion provisions of the Plan, a rights offering and a backstop commitment agreement.

The Company also expects to issue additional seven-year warrants to a claims representative for the benefit of holders of Legacy C&J unsecured creditor claims, exercisable for up to an aggregate of 4% of New Common Stock at a strike price of $1.55 billion.

The New Common Stock and the warrants will not be traded on a national securities exchange, and the Company intends to pursue a listing on a national securities exchange as soon as reasonably practicable. C&J will continue to file Exchange Act reports with the U.S. Securities and Exchange Commission (“SEC”).

Evercore acted as financial advisor, AlixPartners LLP acted as restructuring advisor, and Fried, Frank, Harris, Shriver & Jacobson LLP, Kirkland & Ellis LLP and Loeb & Loeb LLP served as legal counsel to the Company.

Moelis & Company LLC and FTI Consulting acted as financial advisors, Davis Polk & Wardwell LLP served as legal counsel to the administrative agent and certain holders of Legacy C&J secured debt, and Diamond McCarthy LLP acted as Texas local counsel.

Adoption of Stockholder Rights Plan

C&J also announced today that the Board has adopted a stockholder rights plan (“Rights Plan”), declaring a dividend of one preferred stock purchase right (each a “Right”) for each outstanding share of the Company’s New Common Stock. The Rights Plan is designed to reduce the likelihood that a potential acquirer would gain control of the Company by open market accumulation or other coercive takeover tactics without paying a premium for all of the Company’s New Common Stock.

Under the Rights Plan, the Rights will be distributed as a dividend at the rate of one Right for each share of New Common Stock held by stockholders of record at the close of business on January 6, 2017. Each Right will entitle stockholders to buy, upon occurrence of certain events, one one-hundredth of a share of a new series of participating preferred stock at an exercise price of $80.00.

The Rights generally will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the Company’s New Common Stock, or commences a tender or exchange offer that, upon consummation, would result in a person or group owning 15% or more of the Company’s New Common Stock, subject to certain exceptions, including that for certain stockholders specified in the Rights Plan, the applicable beneficial ownership is 35% or more of the Company’s New Common Stock.

Under certain circumstances the new Rights are redeemable at a price of $0.0001 per Right. Unless earlier exchanged, redeemed, amended or exercised, the Rights will expire on January 6, 2020.

For More Information

Additional details of the Plan, the new revolving credit facility, the New Common Stock, the warrants and the Rights Plan can be found in the Company’s prior filings with the SEC, as well as in a Current Report on Form 8-K to be subsequently filed with the SEC on or around January 6, 2017. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

About C&J Energy Services

C&J Energy Services is a leading provider of well construction, well completion, well support and other complementary oilfield services to oil and gas exploration and production companies. As one of the largest completion and production services companies in North America, C&J offers a full, vertically integrated suite of services involved in the entire life cycle of the well, including hydraulic fracturing, cased-hole wireline, cementing, directional drilling, coiled tubing, workover rig services, fluids management services and other special well site services. C&J operates in most of the major oil and natural gas producing regions of the continental United States and Western Canada. For additional information about C&J, please visit www.cjenergy.com.

C&J Energy Services Investor Contact

Daniel E. Jenkins

Vice President – Investor Relations

investors@cjenergy.com

1-713-260-9986

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “once,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance and other guidance regarding future developments. For example, statements regarding future financial performance, future competitive positioning, future benefits to stockholders, future economic and industry conditions, our emergence from Chapter 11 bankruptcy, our future plans to list our common stock on a national securities exchange, and our issuance of additional warrants are forward-looking statements within the meaning of federal securities laws.

Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks, contingencies and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: our ability to perform well and compete effectively following our emergence from bankruptcy; a decline in demand for our services, including due to declining commodity prices, overcapacity and other competitive factors affecting our industry;

the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by the oil and gas industry; the inability to comply with the financial and other covenants and metrics in our debt agreements as a result of reduced revenue and financial performance or our inability to raise sufficient funds through assets sales or equity issuances should we need to raise funds through such methods; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity and therefore impacts demand and pricing for our services, which negatively impacts our results of operations, including potentially resulting in impairment charges; pressure on pricing for our core services, including due to competition and industry and/or economic conditions, which may impact, among other things, our ability to implement price increases or maintain pricing on our core services; the loss of, or interruption or delay in operations by, one or more significant customers; the failure to pay amounts when due, or at all, by one or more significant customers; changes in customer requirements in markets or industries we serve; costs, delays, regulatory compliance requirements and other difficulties in executing our long-term growth strategy, including those related to expansion into new geographic regions and new business lines; the effects of future acquisitions on our business, including our ability to successfully integrate our operations and the costs incurred in doing so; business growth outpacing the capabilities of our infrastructure; adverse weather conditions in oil or gas producing regions; the effect of environmental and other governmental regulations on our operations, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our hydraulic fracturing services; the incurrence of significant costs and liabilities resulting from litigation; the incurrence of significant costs and liabilities resulting from our failure to comply, or our compliance with, new or existing environmental regulations or an accidental release of hazardous substances into the environment; expanding our operations overseas; the loss of, or inability to attract key management personnel; a shortage of qualified workers; the loss of, or interruption or delay in operations by, one or more of our key suppliers; operating hazards inherent in our industry, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage; and accidental damage to or malfunction of equipment.

C&J cautions that the foregoing list of factors is not exclusive. For additional information regarding known material factors that could cause our actual results to differ from our present expectations and projected results, please see our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.